NEWS
RELEASE

NRG Energy to Acquire Reliant Energy’s Texas Retail Business
for $287.5 Million in Cash

Combination of Power Generation and Leading Retail Franchise Creates a Strong, Reliable and
Competitive Business for the Benefit of Texas Customers

PRINCETON, NJ; March 2, 2009 — NRG Energy, Inc. (NYSE: NRG) today announced a definitive agreement to acquire Reliant Energy Inc.’s Texas retail business, creating a strong, reliable and competitive business for the benefit of Texas customers. NRG will use cash on hand to fund the $287.5 million acquisition price. NRG also has arranged with Merrill Lynch to provide continuing credit support to the retail business subsequent to closing.

The combination of Reliant’s retail business, the second largest mass market electricity provider in Texas with approximately 1.8 million customers, and NRG’s generation will create a stronger player in the competitive Texas market. NRG is one of the nation’s foremost competitive energy providers with power generating facilities capable of generating more than 24,000 megawatts. NRG entered the Texas market in early 2006 when it bought nearly 11,000 MW of assets from Texas Genco and formed NRG Texas which employs 1,100 people in Texas, primarily in the Houston area.

“Reliant has built a premier retail business with a brand that is synonymous with a superior customer service focus,” said David Crane, NRG’s President and Chief Executive Officer. “We are confident that our physical assets and commercial and risk management capabilities will provide a strong foundation, that when combined with Reliant’s consumer business, will give us the ideal business model to deliver value for our Texas customers, employees and shareholders.”

Supplemental to this acquisition, NRG negotiated a transitional credit sleeve facility with Merrill Lynch, the current credit provider for Reliant, under which NRG will inject $200 million of cash into the retail entity. The credit sleeve will provide collateral support at the retail enterprise for up to 18 months while an orderly transition to NRG supplying the retail entity’s power requirements occurs, with limited ongoing collateral requirements.

“Matching NRG’s generation with Reliant’s retail load reduces the need for third party power contracts and collateral support for the retail business,” commented Robert Flexon, NRG Chief Financial Officer. “Merrill Lynch’s credit support allows this transformation to happen in a structured and rational way.”

Strategic & Financial Benefits

•	Complementary Generation and Retail Portfolios

NRG Texas becomes the primary supplier of power to Reliant, thereby creating a more stable, reliable and competitive business for the benefit of Texas customers, employees and stockholders.

•	Credit Synergies

Backing Reliant’s load-serving requirements with NRG’s generation significantly reduces the need to sell and buy power from the remaining financial institutions and other intermediaries that trade in the ERCOT market which will result in reduced transaction costs and credit exposures.

•	Significant Collateral Reduction

This combination, due to NRG’s diverse asset base, provides for an efficient credit structure as it allows for significant reduction in actual and contingent collateral. The reductions will be achieved initially through offsetting transactions and over time by minimizing the need to hedge the retail power supply through third parties and thereby eliminating associated collateral postings.

•	EBITDA and Cash Flow Accretion

Excluding transaction and other one-time costs, NRG expects the transaction to be immediately accretive to EBITDA and free cash flows and fully accretive in 2010.

•	Enhanced, Downstream ‘Green’ Capabilities

With Reliant retail, NRG will obtain a platform to build on the entire class of distributed generation and retail alternative energy technologies that are aimed directly at consumers. These technologies include smart meters, solar powered rooftop installations, and ultimately, electric vehicles, among other distributed technologies.

Financial Terms
NRG will acquire Reliant for $287.5 million in cash, and remit acquired net working capital to Reliant over the six months following the closing date. As of December 31, 2008, the net working capital was approximately $111 million.

Approvals and Time to Close
NRG expects to close the transaction late in the second quarter of 2009. The transaction is subject to customary closing conditions and regulatory approvals, including pre-merger notification under the Hart-Scott-Rodino Act.

Conference Call
NRG Energy will host a conference call on March 2, 2009 at 8:00 a.m. eastern to discuss the announcement. Participants may access the live, listen-only conference call by dialing 877.407.9205 (toll-free) or 201.689.8054 (international). A slide presentation and live audio webcast will be available at http://www.nrgenergy.com under the “Investors” section from the menu at the top of the page. The webcast will be archived on the Company’s website for those who are unable to listen in real time. Participants should plan to dial in or log on approximately five minutes prior to the scheduled start time.
About NRG
NRG Energy, Inc., a Fortune 500 company, owns and operates one of the country’s largest and most diverse power generation portfolios. NRG’s 48 plants provide approximately 24,000 megawatts of generation capacity—enough to power nearly 20 million homes. In November 2007, NRG won two of the industry’s highest honors—Platts Industry Leadership and Energy Company of the Year awards. Headquartered in Princeton, NJ, NRG is a member of the U.S. Climate Action Partnership (USCAP), a group of business and environmental organizations calling for mandatory legislation to reduce greenhouse gas emissions. More information is available at www.nrgenergy.com.

Safe Harbor Disclosure

Certain statements contained herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance and the expected synergies and other benefits of the acquisition described herein, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, and the inability to implement value enhancing improvements to plant operations and companywide processes.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included herein should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

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NRG Contacts:

Investors:	Media:
Nahla Azmy 609.524.4526	Meredith Moore 609.524.4522
David Klein 609.524.4527	Lori Neuman 609.524.4525
Erin Gilli 609.524.4528	Dave Knox (Texas and Louisiana) 713.795.6106